Exhibit 99

FPIC INSURANCE GROUP, INC.

REPORTS SECOND QUARTER 2004 RESULTS

JACKSONVILLE, Fla. (Business Wire) – August 6, 2004 – FPIC Insurance Group, Inc. (“FPIC”) (Nasdaq: FPIC) today reported that its net income increased to $6.5 million, or $0.62 per diluted share, for the second quarter 2004, up from net income of $3.5 million, or $0.37 per diluted share, for the second quarter 2003. Operating earnings increased to $6.0 million, or $0.58 per diluted share, for the second quarter 2004, up from operating earnings of $3.2 million, or $0.34 per diluted share, for the second quarter 2003.

For the six months ended June 30, 2004, net income was $13.5 million, or $1.30 per diluted share, up from net income of $6.3 million, or $0.66 per diluted share, for the six months ended June 30, 2003. For the six months ended June 30, 2004, operating earnings increased to $11.3 million, or $1.09 per diluted share, up from operating earnings of $5.9 million, or $0.62 per diluted share, for the six months ended June 30, 2003.

Operating earnings is a non-GAAP measure widely used in the insurance industry to evaluate financial performance over time. Operating earnings is also an often-used tool of investors and analysts in our sector to facilitate understanding of results by excluding the net effects of realized capital gains and losses that are tied to the financial market, and the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods. The table below reconciles net income to operating earnings.

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Operating Earnings (In Thousands)	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Net income	$6,457	3,498	13,467	6,258

Less: Net realized investment gains, net of income taxes (a)	410	257	2,133	403

Operating earnings	$6,047	3,241	11,334	5,855

(a)	All net realized investment gains, net of income taxes, for the periods reported relate to the insurance segment.

“We continue to execute our business plan and have once again delivered strong results that exceed market expectations,” stated John R. Byers, President and Chief Executive Officer. “Our underlying business strategy, which has been developed and fine tuned over the past several years, has contributed to this success. Staying true to the main tenets of our strategy, including focused growth in markets where we have expertise, disciplined underwriting and pricing practices, aggressive loss cost management, continued balance sheet strength and prudent capital management, has been the primary driver of our ability to deliver positive financial results.”

Financial Highlights for the Second Quarter and First Six Months of 2004

•	Net income of $0.62 per diluted share and operating earnings of $0.58 per diluted share for the quarter ended June 30, 2004 and net income of $1.30 per diluted share and operating earnings of $1.09 per diluted share for the six months ended June 30, 2004

•	Net income and operating earnings up 85% and 87%, respectively, quarter over quarter, and up 115% and 94%, respectively, first six months over first six months

•	Tenth consecutive quarter of positive consolidated operating earnings

•	GAAP combined ratio down 7% from 100% to 93% quarter over quarter and down 7% from 101% to 94% first six months over first six months

•	Claims administration and management fees up 40% both quarter over quarter and first six months over first six months

•	Yield on total cash and investments for the first six months of 2004 level with yield for the first six months of 2003

•	Increases in assets, gross reserves, equity and statutory surplus for the first six months of 2004

•	13% return on average equity for the trailing twelve months

Operational Highlights for the Second Quarter 2004

•	Continued high policyholder retention levels in core Florida market

•	Overall claims results consistent with expectations

•	All fronting programs terminated and in run-off effective June 30, 2004

•	Increase in tax-exempt securities in our investment portfolio

Commenting on subsequent events, Mr. Byers said, “Effective July 1, 2004, we eliminated further cessions under our net account quota share reinsurance agreement with Hannover Re, allowing us to retain business that would otherwise have been ceded. Our strong earnings and the growing equity and statutory surplus of our insurance businesses have afforded us the opportunity to cease cessions under this agreement ahead of its expiration date at the end of this year. While this program has worked well for us, we expect to derive benefits from eliminating our utilization of this program, including the organic growth that will result from retaining more of the revenues and earnings generated by the insurance policies we have underwritten.”

Mr. Byers concluded, “Our objective continues to be maintaining a financially strong, stable and consistently profitable organization. We believe we are well positioned to deliver high quality service to our customers and long-term value for our shareholders.”

Conference Call

FPIC will host a conference call at 10 a.m., Eastern Time, Monday, August 9, 2004, to review second quarter 2004 results. Mr. Byers and Kim D. Thorpe, FPIC’s Executive Vice President and Chief Financial Officer, will host the call. Messrs. Byers and Thorpe, together with Robert E. White, Jr., President of First Professionals Insurance Company, Inc., FPIC’s largest insurance subsidiary, will answer questions on an interactive basis from FPIC’s analysts and investors. To access the conference call, please dial (800) 659-2056 (USA) or (617) 614-2714 (International) and use the access code 44059972.

The conference call will also be broadcast live over the Internet in a listen-only format via FPIC’s corporate website at http://www.fpic.com. To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect listeners to the broadcast.

Questions can be submitted in advance of the call until 9 a.m., Eastern Time, Monday, August 9, 2004 via e-mail at ir@fpic.com or through FPIC’s corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 12:00 p.m., Eastern Time, Monday, August 9, 2004 and ending at 11:59 p.m., Eastern Time, Wednesday, August 11, 2004. To access the telephone replay, dial (888) 286-8010 (USA) or (617) 801-6888 (International) and use the access code 72655460. A replay of the conference call webcast will also be available beginning at 1 p.m., Eastern Time, Monday, August 9, 2004 on FPIC’s website.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists and other healthcare providers. FPIC also provides management and administration services to Physicians’ Reciprocal Insurers, a New York medical professional liability insurance reciprocal, and third party administration services both within and outside the healthcare industry.

Safe Harbor Disclosure

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All forward-looking statements included in this document are based on information available to us on the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements can be identified by such words as, but are not limited to, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “foresee,” “hope,” “should,” “will,” “will likely result” or “will continue” and other similar expressions. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors that could adversely affect our operations or cause actual results to differ materially from anticipated results include, but are not limited to, the following:

i)	Risks factors, including the effect on reserves and underwriting results, associated with changing market conditions that result from fluctuating cyclical patterns of the property and casualty insurance business;

ii)	The uncertainties of the loss reserving process;

iii)	The occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;

iv)	The impact of surplus constraints on growth;

v	)	The competitive environment in which we operate, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;

vi	)	The actual amount of new and renewal business;

vii	)	Business risks that result from our size and geographic concentration;

viii	)	Developments in reinsurance markets that could affect our reinsurance programs;

ix	)	The ability to collect reinsurance recoverables;

x	)	The dependence of our reciprocal management segment upon a single major customer, Physicians’ Reciprocal Insurers (“PRI”), for the preponderance of its revenue and consequently, the effect of rates, claims experience, retention, and PRI’s overall financial position on its ability to maintain or grow its premium base;

xi	)	Developments in global financial markets that could affect our investment portfolio and financing plans;

xii	)	Risk factors associated with the impact of rising interest rates on the market value of our investments;

xiii	)	Risk factors associated with the impact of rising interest rates on our interest costs associated with our long term debt;

xiv	)	Adverse changes in securities markets;

xv	)	Rates, including rates on excess policies, being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;

xvi	)	Uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);

xvii	)	Legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims;

xviii	)	Business and financial risks associated with the unpredictability of court decisions;

xix	)	The loss of the services of any of our executive officers;

xx	)	Risks of impairment of assets, generally, including the risk of impairment or inability to continue to recognize deferred acquisition costs, deferred tax assets, goodwill and other deferred or intangible assets;

xxi	)	General economic conditions, either nationally or in our market areas, that are worse than expected;

xxii	)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf; and

other risk factors discussed elsewhere in FPIC’s Form 10-K for the year ended December 31, 2003, filed with the SEC on March 15, 2004, and in FPIC’s Form 10-Q for the three months ended June 30, 2004, filed with the SEC on August 6, 2004.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

FPIC Insurance Group, Inc.

Unaudited Selected Financial Data

(In Thousands, Except per Share Data)

	Three Months Ended		Six Months Ended
Consolidated Statements of Income	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues
Net premiums earned	$31,668	31,870	66,680	60,779
Claims administration and management fees	12,704	9,098	24,788	17,762
Net investment income	4,564	4,719	10,185	9,221
Commission income	2,298	2,789	4,141	4,373
Net realized investment gains	667	418	3,473	656
Finance charges and other income	164	247	362	479

Total revenues	52,065	49,141	109,629	93,270

Expenses
Net losses and loss adjustment expenses (“LAE”)	27,258	29,666	56,632	56,300
Other underwriting expenses	2,343	2,143	5,846	4,646
Claims administration and management expenses	9,998	8,171	20,511	16,513
Interest expense on debt	605	2,437	1,196	3,599
Other expenses	2,073	1,188	3,913	2,499

Total expenses	42,277	43,605	88,098	83,557

Income from operations before income taxes	9,788	5,536	21,531	9,713

Less: Income tax expense	3,331	2,038	8,064	3,455

Net income	$6,457	3,498	13,467	6,258

Basic earnings per common share	$0.65	0.37	1.36	0.66

Diluted earnings per common share	$0.62	0.37	1.30	0.66

Basic weighted average common shares outstanding	9,979	9,425	9,929	9,417

Diluted weighted average common shares outstanding	10,394	9,533	10,360	9,474

	As of
Selected Consolidated Statements of Financial Position Information	June 30, 2004	Dec 31, 2003
Total cash and investments	$615,554	622,701
Total assets	$1,248,701	1,183,130
Liability for losses and LAE	$589,177	574,529
Liability for losses and LAE, net of reinsurance	$288,891	298,763
Long term debt	$46,083	46,083
Total shareholders’ equity	$193,771	186,657
Book value per common share	$19.39	19.10
Tangible book value per common share*	$17.43	17.09
Common shares outstanding	9,994	9,771
Statutory surplus of insurance subsidiaries	$152,650	133,882

*	Excludes goodwill of $18,870 and $18,870 and intangible assets of $671 and $782 as stated in consolidated statements of financial position as of 6/30/04 and 12/31/03, respectively. Tangible book value is a non-GAAP measure used by analysts and investors to gauge book values excluding the effects of goodwill and other intangible assets.

	Three Months Ended		Six Months Ended
Selected Consolidated Cash Flow Information	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Net cash provided by operating activities	$6,915	3,682	4,207	26,969
Net cash used in investing activities	$(26,335)	(12,653)	(25,862)	(33,818)
Net cash provided by financing activities	$407	1,823	2,248	510

FPIC Insurance Group, Inc.

Unaudited Selected Financial Data

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Segment Reconciliation of Total Revenues
Insurance	$38,082	37,628	82,367	71,869
Reciprocal management	11,790	8,708	22,809	15,840
Third party administration	4,114	4,130	8,095	8,138
Intersegment eliminations	(1,921)	(1,325)	(3,642)	(2,577)

Total revenues	$52,065	49,141	109,629	93,270

Segment Reconciliation of Net Income
Insurance	$3,562	983	8,112	2,275
Reciprocal management	2,588	2,206	5,032	3,544
Third party administration	307	309	323	439

Net income	$6,457	3,498	13,467	6,258

Selected Insurance Segment Information
GAAP combined ratio:
Loss ratio	86%	93%	85%	93%
Underwriting expense ratio	7%	7%	9%	8%

Combined ratio	93%	100%	94%	101%

Direct and assumed premiums written	$77,102	84,395	175,705	188,929

Net premiums written	$33,327	35,871	76,930	74,867

Net paid losses and LAE on professional liability claims	$30,584	27,914	62,523	50,740

Average net paid loss per professional liability claim with indemnity payment	$199	226	209	195

Total professional liability claims and incidents reported during the period	665	745	1,208	1,572

Total professional liability claims with indemnity payment	88	66	189	131

Total professional liability claims and incidents closed without indemnity payment	585	567	1,077	910

Professional liability policyholders (excludes fronting arrangements):
Medical professional liability policyholders			13,341	14,395
Legal professional liability policyholders			—	556

Total professional liability policyholders			13,341	14,951

Professional liability policyholders under fronting arrangements			229	2,966

Selected Reciprocal Management Segment Information
Reciprocal premiums written under management	$56,173	50,165	139,772	80,811

			As of
			June 30, 2004	June 30, 2003
Reciprocal statutory assets under management			$923,183	798,068

Professional liability policyholders under management			11,398	10,840

Selected Third Party Administration Segment Information
Covered lives under employee benefit programs			98,907	105,950

Covered lives under workers’ compensation programs			42,400	38,300

Contact

FPIC Insurance Group, Inc.

Jacksonville, Florida

Roberta Goes Cown, SVP and Corporate Counsel

904-354-2482, Extension 3287

For all your investor needs, FPIC is on the Internet at

http://www.fpic.com

Got a Tough Question? E-mail us at ir@fpic.com

FPIC: Providing Answers in a Changing Market